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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3) and related prospectus of Ask Jeeves, Inc. for the registration of 5,961,973 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 2000, except for Note 13, as to which date is March 13, 2000, with respect to the consolidated financial statements and schedule of Ask Jeeves, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Walnut Creek, California
August 11, 2000